     After the approval by the Board of Directors of the one-for-three reverse stock split discussed in Note 13 to the consolidated financial statements of iVillage Inc. and Subsidiaries, we expect to be in a position to render the following consent.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
February 19, 1999

                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on form S-1 of our report dated February 4, 1999, on our audits of the consolidated financial statements of iVillage Inc. and Subsidiaries as of December 31, 1998 and 1997 and for the three years in the period ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts."

New York, New York
            , 1999

                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on form S-1 of our report dated December 23, 1998, on our audits of the financial statements of Health ResponseAbility Systems, Inc. as of December 31, 1995 and 1996 for the two years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
February 19, 1999